UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

WASTE CONNECTIONS, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-31507	94-3283464
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2295 Iron Point Road, Suite 200, Folsom, CA	95630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 608-8200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on May 7, 2010.

Our stockholders reelected Edward E. “Ned” Guillet as a Class III director by the votes indicated below:

Total Votes For:	66,243,305
Total Votes Against:	3,015,361
Total Votes Abstained:	732,014
Total Broker Non-Votes:	2,196,104

Our stockholders reelected Ronald J. Mittelstaedt as a Class III director by the votes indicated below:

Total Votes For:	67,477,167
Total Votes Against:	1,772,902
Total Votes Abstained:	740,611
Total Broker Non-Votes:	2,196,104

Our stockholders approved our Third Amended and Restated 2004 Equity Incentive Plan by the votes indicated below:

Total Votes For:	64,828,782
Total Votes Against:	4,442,139
Total Votes Abstained:	719,759
Total Broker Non-Votes:	2,196,104

In addition, our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2010 by the votes indicated below:

Total Votes For:	71,190,852
Total Votes Against:	279,922
Total Votes Abstained:	716,010
Total Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: May 7, 2010	BY: /s/ Worthing F. Jackman
Worthing F. Jackman,
Executive Vice President and Chief Financial Officer